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                                 EXHIBIT 23.1

                     CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement of our report dated January 30, 1998, except as to Note 10 which is dated as of April 28, 1998, which appears on page F-2 of the Registration Statement on Form S-1 (File No. 333-38755) of FVC. COM, Inc. (formerly First Virtual Corporation) dated April 29, 1998.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

San Jose, California
August 24, 1998








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